Exhibit 3.18

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

CHRYSLER GROUP TRANSPORT LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Chrysler Group Transport LLC (the “Company”) is entered into as of the 10th day of June, 2009, by Chrysler Group LLC (such person and any other person admitted as a member of the Company pursuant to Section 15 hereof individually referred to herein as a “Member” and collectively as the “Members”), which Member has formed this limited liability company pursuant to the Delaware Limited Liability Company Act (the “Act”) upon the following terms and conditions:

1. Name. The name of the limited liability company hereby continued is Chrysler Group Transport LLC.

2. Purpose. The Company was formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities that may be necessary or incidental to the foregoing. The Company, and the Member (or Members, if there is more than one (l) Member) on behalf of the Company, may enter into and perform any and all agreements consistent with the purpose of the Company.

3. Registered Office. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

5. Members. The name of the Member is as set forth above in the preamble to this Agreement.

6. Management Powers. (a) The business and affairs of the Company shall be managed by the Member (or Members, if there is more than one (1) Member). The Member (or Members) shall have the power to do any and all acts that may be necessary or convenient to or for the furtherance of the purposes described herein, including, without limitation, the power:

(i) to conduct the Company’s business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(ii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property and loans secured by such real and personal property, which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(iii) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Members, an affiliate of the Company or the Members, or any agent of the Company, which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, trusts, limited liability companies, or individuals, or direct or indirect obligations of the United States or any government, state or instrumentality of any of them;

(v) to lend or borrow money and issue evidences of indebtedness, with or without security;

(vi) to sue or be sued, complain and defend, and participate in administrative or other proceedings, and to pay, compromise, settle or litigate any claims by or against the Company; and

(vii) to appoint employees and agents of the Company, and define their duties and fix their compensation.

(b) Each Member, acting alone, or such person as the sole Member (or the Members if there is more than one (1) Member) shall designate as attorney-in-fact for this purpose, is hereby designated or approved as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof), which may be necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business or to act on behalf of the Company as such designated persons see fit.

(c) The Member (or Members) may delegate their rights and powers under Subsection (a) of this Section 6 to manage and control the business and affairs of the Company to one or more persons, to be called “Officers”, such delegation to occur upon the Member (or Members) election of Officers with the titles selected therefore, such Officers to remain as Officers of the Company until such time as replaced by the Member (or Members). Such delegation shall not cause the Member to cease to be a member or manager of the Company or cause the Officers to be members or managers of the Company.

7. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of each of the Members; (b) the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company if, within 90 days of any such event, the Members owning more than 50% of the then current percentage of interest in the Company vote to dissolve the Company; or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

8. Initial Capital Contributions. All sums paid by the Member in connection with the startup of the Company and its business operations shall be credited as capital contributions to the Company by the Member, as will all such additional property or cash as the Member determines appropriate to contribute in developing the business of the Company.

9. Capital Accounts. Upon the admission of one (1) or more additional Members, each Member shall have a capital account determined and maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

10. Additional Contributions. No Member is required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the unanimous consent of the Members.

11. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member. In the event that there is more than one (1) Member, profits and losses shall be allocated to the Members in proportion to the capital contributions of the Members.

12. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the unanimous consent of the Members. Such distributions shall be made among the Members in the same proportion as their capital contributions. Notwithstanding the preceding sentence, distributions in liquidation of the Company shall be made among the Members in the same proportion as their capital account balances.

13. Assignment, Transfer and Substitute Members. A Member’s interest in the Company may not be assigned, pledged, transferred or hypothecated, except with the prior unanimous written consent of the Members. No purported assignment or transfer of all or any part of any Member’s interest in the Company without such prior written consent shall be binding on the Company. Notwithstanding the above, the consent of the Members shall not be required for a testamentary transfer of an interest in the Company. An assignee of all or part of a Member’s interest or an additional Member whose admission to the Company has been consented to by all of the Members shall be admitted as a substitute or new Member and shall have all the rights and obligations of a Member as provided in this Agreement.

14. Resignation. A Member may not resign from the Company.

15. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the unanimous consent of the Members.

16. Liability of Members. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

17. Governing Law. THIS AMENDED AND RESTATED AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITH ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

18. Tax Treatment. As long as there is only one (1) Member of the Company, the Company shall be treated as a disregarded entity for tax purposes. In the event that there is more than one (1) Member of the Company, the Members shall agree by their subscription hereto to treat the Company as a partnership for tax purposes. In such event, the initial Member shall serve as “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

19. Indemnification.

(a) To the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines and settlements (collectively, “Losses”) sustained or incurred by such Indemnitee as a result of any act, decision or omission concerning the business or activities of, or that otherwise is related to, the Company (including any Losses arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to or arise in connection with the operations or business of the Company or arise out of or are based upon in whole or in part such Indemnitee’s relationship to the Company, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise), except to the extent such Losses are determined, by a court of competent jurisdiction in a final, non-appealable decision, to result from the gross negligence or willful misconduct of such Indemnitee. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified hereunder. The indemnification provided by this Section shall be in addition to any other rights to which an Indemnitee or any other person may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified. An Indemnitee shall not be denied indemnification in whole or in part under this Section because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

(b) The term “Indemnitee” shall mean (i) each Member, (ii) each Officer (if any), and (iii) each affiliate, agent, advisor, officer, partner, employee, member, representative, director, or shareholder of each person listed in clause (i) or (ii).

(c) The provisions of this Section 19 shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains in the position or capacity pursuant to which such Indemnitee became entitled to indemnification under this Section 19 and regardless of any subsequent amendment to or restatement of this Agreement, and no amendment, restatement or termination of this Agreement shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment, restatement or termination.

(d) To the extent any Indemnitee has duties and liabilities, at law or in equity, relating to the Company or to any Member, any Indemnitee acting under this Agreement shall not be liable to the Company or any Member for its good faith reliance on the provisions of this Agreement.

20. No Fiduciary Duties of Members.

(a) No Member shall, to the maximum extent permitted by the Act and other applicable law, owe any duties (including fiduciary duties) as a Member to (i) any other Member (except for duties arising under contracts other than this Agreement between such Members) or (ii) the Company, in each case notwithstanding anything to the contrary existing at law, in equity or otherwise.

(b) Except as otherwise expressly provided in this Agreement or any other contractual arrangements between the Company and one or more Members, any Member may engage in or possess any interest in another business or venture of any nature and description, independently or with others, whether or not such business or venture is competitive with the Company or any of its subsidiaries, and neither the Company nor any other Member shall have any rights in or to any such independent business or venture or the income or profits derived therefrom, and the doctrine of corporate opportunity or any analogous doctrine shall not apply to the Members and the members, shareholders, partners and affiliates thereof. The pursuit of any such business or venture shall not be deemed wrongful, improper or a breach of any duty hereunder, at law, in equity or otherwise. Any Member and the members, shareholders, partners and affiliates thereof shall be able to transact business or enter into agreements with the Company to the fullest extent permissible under the Act, subject to the terms and conditions of this Agreement.

(c) Except as otherwise expressly provided in this Agreement or any other contractual arrangements between the Company and one or more Members, if a Member acquires knowledge, other than solely from or through the Company, of a potential transaction or matter that may be a business opportunity for both such Member and the Company or another Member, such Member shall have no duty to communicate or offer such business opportunity to the Company or any other Member and shall not be liable to the Company or the other Members for breach of any duty (including fiduciary duties) as a Member by reason of the fact that such Member pursues or acquires such business opportunity for itself, directs such opportunity to another person, or does not communicate information regarding such opportunity to the Company.

(d) The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of a Member otherwise existing at law or in equity, are agreed by the Members to replace such duties and liabilities of such Member.

21. Waiver or Amendment. No waiver or amendment of any provision of this Agreement shall be valid or of any force or effect, unless made by an instrument in writing, signed by all of the Members, setting forth the exact nature of such waiver or amendment.

22. Decisions by the Members. Except as otherwise provided by law or in this Agreement, whenever an action is to be taken by the Company or whenever this Agreement refers to an action to be taken by the Members, such action shall be taken with the agreement of a majority in interest of the Members.

23. Counterparts. This Agreement may be executed or subscribed to in counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding that all of the parties have not signed the same counterpart.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the day and year first above written.

Chrysler Group LLC, as the Member

By:	/s/ Byron C. Babbish
Name: Byron C. Babbish Title: Assistant Secretary

Chrysler Group Transport LLC

By:	/s/ Byron C. Babbish
Name: Byron C. Babbish Title: Assistant Secretary

Signature Page to Limited Liability Company Agreement of

Chrysler Group Transport LLC